UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

September 20, 2007

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The Registrant made a power point presentation on recent developments and plans for 2008 at its annual meeting of shareholders on September 20, 2007. The meeting and discussion regarding the items addressed in the power point presentation were simultaneously webcast. A copy of the power point presentation is attached hereto and incorporated herein as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On September 20, 2007 at our annual meeting of stockholders, our stockholders submitted the following number of shares in favor of the proposals (“FOR”), against and as abstentions:

1. Election of Directors:

	FOR	AGAINST	ABSTAIN
Chris Macfarland	409,343,379	1,169,091	144,630,459

Michael G. O’Neil	409,126,379	1,386,091	144,630,459

Don Sledge	409,109,477	1,402,993	144,630,459

Jay O. Wright	396,105,097	14,407,373	144,630,459

2. Proposal to Approve the Ratification of the Appointment of Bagell, Josephs, Levine & Company, L.L.C. As Our Independent Registered Public Accounting Firm for the Fiscal Year Ending March 31, 2008.

FOR:	459,242,712	AGAINST:	79,486,300	ABSTAIN:	16,413,920

As a result, all nominees for director were elected and Bagell, Josephs, Levine & Company, L.L.C. was ratified as the Company’s independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Power Point Presentation by Mobilepro Corp. at its Annual Meeting of Shareholders on August 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Jay O. Wright
Jay O. Wright
Chief Executive Officer

Date: September 26, 2007